Exhibit 99.1

TON Strategy Company Reports Second Quarter 2026 Financial Results

Generated $15.0 million of Gram staking revenue

Held approximately 230.5 million Gram at June 30, including approximately 229.9 million Gram deployed in staking

Executed primary actions expected to remove approximately $4.0 million of inherited annual cash operating costs

LAS VEGAS, NV — August 11, 2026 — TON Strategy Company (“TON Strategy” or the “Company”) (Nasdaq: TONX), a digital asset treasury company dedicated to supporting the TON ecosystem, today reported financial results for the second quarter ended June 30, 2026, and provided an update on recent operational and strategic developments.

Second Quarter and Recent Operational Highlights

●	Held approximately 230.5 million units of Gram at June 30, 2026, including approximately 229.9 million units staked. Based on TonStat data as of August 4, 2026, the Company’s holdings represented approximately 4.4% of the total Gram supply, and its staked holdings represented approximately 35% of Gram staked across the network. The Company’s digital assets had a fair value of approximately $369.5 million as of June 30, 2026.

●	Earned approximately 9.4 million units of Gram during the second quarter of 2026, up from approximately 2.2 million units during the first quarter and recognized approximately $15.0 million of staking revenue. The increase was primarily due to the TON network’s Catchain 2.0 consensus upgrade, which accelerated block production from approximately 2.5 seconds to 400 milliseconds, increasing validator reward issuance and resulting in higher network staking yields. The Company generated an annualized gross staking yield of approximately 17% during the quarter.

●	Largely completed the actions required to discontinue the Company’s inherited legacy operations, including the termination of vendor agreements, reductions in contractor and personnel expenses, and the elimination of certain lower-margin service contracts. These actions are expected to remove approximately $4.0 million of annual cash operating costs from the Company’s existing cost base and allow management to direct its resources to the Gram treasury and selected opportunities within the TON ecosystem.

●	Supported the community-approved rebrand of the TON blockchain’s native digital asset from Toncoin to Gram, with the ticker “GRAM,” which took effect June 8, 2026. The rebrand restores the asset’s original identity and better distinguishes the network from its native currency. It also comes as technical improvements expand TON’s capacity and potential utility, strengthening Gram’s role across the network.

●	Supported TON network upgrades that materially improved the network’s speed, cost, and capacity. Shorter block and settlement times, greater throughput, and lower transaction fees strengthen TON’s ability to support high-volume applications across payments, Telegram-based services, and emerging AI-agent use cases.

●	Terminated the Company’s Advisory Services Agreement with Kingsway Capital Partners Limited on August 10, 2026. The Company stopped making monthly payments under the agreement in March 2026.

Financial Results for the Second Quarter 2026

The Company’s financial results for the first and second quarters of 2026 reflect the operation of its Gram treasury strategy, including staking activities. The results of the Company’s legacy operating businesses are classified separately as discontinued operations.

Total revenue was $15.0 million, compared with $3.0 million during the first quarter of 2026. The sequential increase was driven by higher staking rewards generated by the Company’s Gram treasury.

Gross profit was $14.3 million, or 95% of revenue, compared with $2.8 million, or 95% of revenue, during the first quarter of 2026.

Total costs and expenses were $13.8 million, compared with $6.5 million during the first quarter of 2026. As part of resolving a historical equity plan issue, certain legacy restricted stock units were surrendered during the quarter. Under GAAP, this required the Company to recognize immediately the remaining $5.5 million of unrecognized compensation expense associated with those awards. The $5.5 million charge was noncash, had no effect on the Company’s cash flows or total stockholders’ equity, and is not representative of its ongoing operating cost base. The second quarter also included approximately $2.9 million of noncash expense associated with the one-time set-up fee under the Kingsway advisory agreement, primarily reflecting the write-off of the remaining prepaid asset following the termination of the agreement on August 10, 2026.

Operating income from continuing operations was $0.5 million, compared with an operating loss of $3.7 million as previously reported during the first quarter of 2026. The improvement primarily reflected the increase in high-margin staking revenue, and the Company generated positive operating income despite the $5.5 million accelerated stock compensation charge and the approximately $2.9 million noncash Kingsway-related charge described above.

Net income from continuing operations before income taxes was $83.5 million, compared with a net loss before income taxes of approximately $91.3 million during the first quarter of 2026. The second quarter included an $82.8 million net gain from changes in the fair value of the Company’s Gram holdings, while the first quarter included an approximately $87.9 million net loss.

Digital assets held at June 30, 2026 had a fair value of approximately $369.5 million, compared with approximately $272.0 million at March 31, 2026. The increase reflected Gram earned through staking and the increase in Gram’s market value during the quarter. The Company held approximately 230.5 million units of Gram at June 30, 2026.

Cash and restricted cash totaled approximately $29.0 million at June 30, 2026, compared with approximately $35.0 million at March 31, 2026. The Company had no debt.

Management Commentary

Chief Executive Officer Kevin Wilson stated, “My first three months as CEO reinforced the strength of TON Strategy’s position and the opportunity to build from it. Our Gram treasury produced strong staking rewards during the quarter, and we largely completed the actions required to discontinue our inherited legacy operations. We enter the second half of the year with a more focused business and greater freedom to direct our resources to the TON ecosystem.

“We believe the value of our large Gram position extends beyond the staking yield generated by the Gram we hold today. The internet made information native to the Web, and we believe TON can make assets and economic activity increasingly native to the internet by enabling ownership, payments, and settlement within digital applications. TON is becoming faster, less expensive, and easier to use, as blockchain functionality is integrated into Telegram’s global platform of more than one billion users. These developments strengthen our conviction that TON can become important infrastructure for payments, digital ownership, and over time, AI agents capable of acting and transacting on behalf of users.

“Through our ‘Own, Advance, Compound’ capital allocation framework, we will evaluate our Gram position, liquidity, share repurchases, and potential ecosystem investments based on their ability to increase long-term value per share. We are selectively evaluating initiatives that can strengthen the TON ecosystem, improve market access to Gram, or generate attractive financial returns, prioritizing opportunities where strategic initiatives and shareholder value are mutually reinforcing.”

Conference Call

TON Strategy Company’s management will hold a conference call today (August 11, 2026) at 9:00 a.m. Eastern time to discuss these results.

U.S. dial-in: 1-877-407-0789

International dial-in: 1-201-689-8562

Conference ID: 13761930

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available on the investor relations section of the Company’s website after the conference call through August 25, 2026.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13761930

About TON Strategy Company

TON Strategy Company (Nasdaq: TONX) is focused on the accumulation of Gram, formerly known as Toncoin – the native cryptocurrency of Telegram’s billion-user platform – for long-term investment, whether acquired through deployment of proceeds from capital raising activity, staking rewards or via open market purchases. The Company aims to steadily expand its Gram holdings, stake Gram, and support the development of a tokenized economy inside Telegram.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this press release should be considered forward-looking statements, including, but not limited to, statements regarding: our business and growth strategy; market adoption; the performance of our Gram treasury and staking activities; our plans regarding liquidity and market access around Gram; return opportunities; and the expected financial and operating benefits of the wind-down of our legacy VERB operations. Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our incursion of significant net losses and uncertainty whether we will achieve or maintain profitable operations; our ability to grow and compete in the future, and to execute our business strategy; our decision to implement a cryptocurrency treasury strategy, whereby we acquire Gram, the native cryptocurrency of The Open Network (“TON”) blockchain, and our dependence on TON and Gram as a result of this strategy; our financial results and the market price of our common stock may be affected by the price of Gram, and our Gram holdings will be less liquid than cash and cash equivalents; changes in the broader digital asset regulatory landscape and as it relates to TON and Gram and our failure to comply with applicable regulatory requirements and risks related to any actions we may take to prevent or correct such failure; the availability of opportunities to stake Gram; the competitive market in which we operate; our ability to increase the number of our strategic relationships or grow the revenues received from our current strategic relationships; our ability to realize the anticipated cost savings and other benefits from the wind-down of our legacy VERB operations and to manage any remaining contractual, legal, administrative or other obligations associated with those operations; our ability to deliver our services, as we depend on third-party providers; our ability to attract and retain qualified management personnel; our susceptibility to cybersecurity incidents and other disruptions, particularly as it relates to our holdings of Gram; our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market; the impact of, and our ability to operate our business and effectively manage our growth under evolving and uncertain global economic, political, and social trends, including legislation banning or otherwise hampering the digital asset landscape, inflation, rising interest rates, and recessionary concerns; and other important factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and our Investor Relations page on our website at www.tonstrat.com/shareholders.

Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations and Media Contact:

Gateway Group, Inc.

949-574-3860

TONX@gateway-grp.com

-Financial Tables to Follow-

TON STRATEGY COMPANY

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$28,805	$39,493
Restricted cash	169	169
ERC receivable	734	734
Prepaid expenses and other current assets – related parties	-	163
Prepaid expenses and other current assets	537	1,319
Assets of discontinued operations – current	1,449	486
Total current assets	31,694	42,364

Assets of discontinued operations – non-current	2,300	9,152
Long-lived assets, net	3	20
Intangible assets, net	27	30
GRAM - unrestricted	111,339	89,628
GRAM - restricted	258,186	267,181
Other non-current assets – related party	-	2,789

Total assets	$403,549	$411,164

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$988	$1,522
Accounts payable – related parties	1,345	269
Accrued expenses	555	558
Accrued officers’ compensation	900	245
Liabilities of discontinued operations - current	1,169	1,995

Total current liabilities	4,957	4,589

Long-term liabilities
Liabilities of discontinued operations - non-current	46	180
Total liabilities	5,003	4,769

Commitments and contingencies (Note 11)

Stockholders’ equity
Common stock, $0.0001 par value, 400,000,000 shares authorized, 56,530,617 shares issued and outstanding both as of June 30, 2026 and December 31, 2025	6	6
Additional paid-in capital	749,784	743,207
Accumulated deficit	(351,012)	(336,725)

Total stockholders’ equity in Ton Strategy Company	398,778	406,488
Non-controlling interests of discontinued operations	(232)	(93)

Total stockholders’ equity	398,546	406,395

Total liabilities and stockholders’ equity	$403,549	$411,164

TON STRATEGY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Revenue	$		$		$		$
GRAM		10,115		-		12,147		-
GRAM – related party		4,904		-		5,874		-

Total Revenue		15,019		-		18,021		-

Cost of revenue		766		-		922		-

Gross profit		14,253		-		17,099		-

Operating expenses
Depreciation and amortization		3		9		4		17
General and administrative – related parties		4,180		362		5,302		618
General and administrative		9,591		891		15,003		1,555
Total operating expenses		13,774		1,262		20,309		2,190

Operating income (loss) from continuing operations		479		(1,262)		(3,210)		(2,190)

Other income (expense), net
Interest income		272		90		571		211
Unrealized gain on investments		-		39		-		121
Other income (expense), net		82,784		-		(5,144)		(1)
Total other income (expense), net		83,056		129		(4,573)		331

Net income (loss) from continuing operations before income taxes		83,535		(1,133)		(7,783)		(1,859)

Income tax expense		2		1		2		1

Net income (loss) from continuing operations		83,533		(1,134)		(7,785)		(1,860)

Loss from discontinued operations, net of tax		(7,007)		(1,218)		(6,641)		(2,930)

Net income (loss)		76,526		(2,352)		(14,426)		(4,790)

Less: Net income (loss) attributable to non-controlling interests of discontinued operations		(225)		24		(139)		150

Net income (loss) attributable to Ton Strategy Company		76,751		(2,376)		(14,287)		(4,940)
Preferred dividends attributable to preferred shareholder		-		(85)		-		(85)
Net income (loss) attributable to common shareholders		$76,751		$(2,461)		$(14,287)		$(5,025)
Income (loss) per share from continuing operations - basic		$1.43		$(0.82)		$(0.13)		$(1.55)
Income (loss) per share from continuing operations - diluted		$1.42		$(0.82)		$(0.13)		$(1.55)
Income (loss) per share from discontinued operations – basic		$(0.11)		$(0.97)		$(0.11)		$(2.64)
Income (loss) per share from discontinued operations – diluted		$(0.11)		$(0.97)		$(0.11)		$(2.64)
Income (loss) per share attributable to common shareholders - basic		$1.32		$(1.79)		$(0.24)		$(4.19)
Income (loss) per share attributable to common shareholders - diluted		$1.31		$(1.79)		$(0.24)		$(4.19)
Weighted average number of common shares outstanding – basic		58,208,613		1,377,153		58,208,613		1,199,464
Weighted average number of common shares outstanding – diluted		58,674,690		1,377,153		58,208,613		1,199,464

TON STRATEGY COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2026	2025

Operating Activities:
Net loss	$(14,426)	$(4,790)
Loss from discontinued operations, net of tax	6,641	2,930

Adjustments to reconcile net loss to net cash used in operating activities, net of discontinued operations:
Depreciation and amortization	4	17
Share-based compensation	6,577	636
Income tax expense	2	1
Non-cash consideration received in the form of GRAM	(12,147)	-
Non-cash consideration received in the form of GRAM – related party	(6,776)	-
Non-cash transaction fees paid with Digital Assets	12	-
Realized (Gains) / Losses on Digital Assets	(75)	-
Unrealized (Gains) / Losses on Digital Assets	5,220	-
Unrealized gain on short-term investments - trading	-	(121)
Effect of changes in assets and liabilities, net of discontinued operations:
Prepaid expenses and other current assets	780	48
Prepaid expenses and other non-current and current assets – related parties	2,953	-
ERC receivable	-	1,724
Accounts payable – related parties	1,076	-
Accounts payable and accrued expenses	(481)	(511)
Net cash used in operating activities attributable to continuing operations	(10,640)	(66)
Net cash used in operating activities attributable to discontinued operations	(1,120)	(3,290)

Investing Activities:
Proceeds from sale of Digital Assets	1,049	-
Purchases of property and equipment	(2)	-
Purchases of investments – trading securities	-	(655)
Proceeds from sale of investments - trading securities	-	565
Purchases of intangible assets	-	(8)
Net cash provided by (used in) investing activities attributable to continuing operations	1,047	(98)
Net cash provided by (used in) investing activities attributable to discontinued operations	26	(4,390)

Financing Activities:
Proceeds from sale of preferred stock offering, net of issuance costs	-	4,700
Payment of notes payable	-	(118)
Net cash provided by financing activities	-	4,582

Net change in cash, cash equivalents, and restricted cash	(10,687)	(3,262)

Cash, cash equivalents, and restricted cash - beginning of period	39,661	8,495

Cash, cash equivalents, and restricted cash - end of period	$28,974	$5,233